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                                                                     EXHIBIT 5.1


                                 BRYAN CAVE LLP
                           3500 One Kansas City Place
                                1200 Main Street
                        Kansas City, Missouri 64105-2100
                                 (816) 374-3200
                            Facsimile (816) 374-3300

                                 June 8, 1998



JPS Packaging Company
9201 Packaging Drive
DeSoto, Kansas 66018

Sealright Co., Inc.
9201 Packaging Drive
DeSoto, Kansas 66018

Ladies and Gentlemen:

          We have acted as counsel to JPS Packaging Company, a Delaware corporation (the "Corporation"), in connection with the registration under the Securities Act of 1933, as amended, on Form S-4 (the "Registration Statement") of up to a maximum of 5,599,889 shares (the "Exchange Shares") of the Corporation's common stock, par value $.01 per share, (the "JPS Common Stock"). The Exchange Shares consist of (i) 5,541,282 shares of JPS Common Stock (the "Direct Exchange Shares") held by Sealright Manufacturing-West, Inc. ("West"), a Missouri Corporation and wholly owned subsidiary of Sealright Co., Inc., a Delaware corporation ("Sealright") and to be delivered to Sealright stockholders in partial redemption and exchange (the "Exchange") of Sealright's common stock, par value $.10 per share (the "Sealright Common Stock") at the ratio of one-half share of JPS Common Stock for each share of Sealright Common Stock outstanding and entitled to the Exchange on June 1, 1998 (the "Record Date"), and (ii) either, or a combination of, (A) up to 51,635 shares of the JPS Common Stock issuable by the Corporation to West in the event of the exercise of vested Sealright Stock Options (as defined in the Registration Statement) between the Record Date and the Effective Date (as defined in the Registration Statement) (to the extent actually issued, the "Option Exercise Shares") and/or (B) up to 11,471 shares of the JPS Common Stock issuable by the Corporation in connection with the Reorganization Agreement, dated April 30, 1998, by and among Sealright, the Corporation, West and Sealright Packaging Company, a Kansas corporation (the "Reorganization Agreement") and certain settlement agreements (the "Settlement Agreements") relating to the Sealright Stock Options (to the extent actually issued, the "Settlement Shares"). As such counsel, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents, instruments and certificates of officers and representatives of the Corporation, and have made such investigations of law, as we deem necessary or appropriate in order to enable us to render the opinion expressed below.

          Based upon the foregoing, and in reliance thereon, we are of the opinion that (i) the Direct Exchange Shares have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) the Option Exercise Shares have been duly and validly authorized for issuance and will be, when issued in accordance with the terms of the authorizing resolution, validly issued, fully paid and nonassessable and (iii) the Settlement Shares have been duly and validly authorized for issuance and will be, when issued in accordance with the terms of the Reorganization Agreement and the Settlement Agreement, validly issued, fully paid and nonassessable.
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JPS Packaging Company
Sealright Co., Inc.
June 8, 1998
Page 2


          The legal opinion stated herein is as of the date hereof, and we assume no obligation to update or supplement this legal opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur. This legal opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

          We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      /s/ Bryan Cave LLP

                                      BRYAN CAVE LLP